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                                   EXHIBIT 3.1

       Amendment to Certificate of Incorporation of the Company, filed on November 16, 2000, effective November 17, 2000


















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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GALAXY FOODS COMPANY

         Galaxy Foods Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation pursuant to a unanimous written consent dated as of May 10, 2000, adopted the following resolution:

         RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable and in the best interest of the Corporation that Article First of the Certificate of Incorporation be amended to read as follows:

                  First: The name of the Corporation shall be "Galaxy Nutritional Foods, Inc."

         SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendment shall become effective on November 17, 2000.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Angelo S. Morini, its President, and attested to by Cynthia L. Hunter, its Secretary, this 16th day of November, 2000.

ATTEST:                                       GALAXY FOODS COMPANY


/s/ Cynthia L. Hunter                         By: /s/ Angelo S. Morini
------------------------------------              ---------------------------
Cynthia L. Hunter, Secretary                      Angelo S. Morini, President